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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Registration No. 333-55715) of our report dated February 16, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in Excel Legacy Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Diego, California
June 22, 2000